Exhibit 10.2

April 17, 2025

Via Email

Timothy Watkins, MD MSc
watkins.tr@gmail.com

Re:         Amendment to Offer Letter

Dear Tim:

The following memorializes the amendment (the “Amendment”) to the terms of the offer letter between you and Contineum Therapeutics, Inc. (the “Company”), dated April 3, 2025 (the “Offer Letter”). Unless this Amendment specifically states that it amends a term in the Offer Letter, the terms of the Offer Letter shall remain binding and in full force and effect.

1.    The first paragraph of the Offer Letter shall be amended, superseded and replaced in its entirety as follows:

“Contineum Therapeutics, Inc. (the “Company”) is pleased to offer you the position of Chief Medical Officer and Head of Development. You will report directly to the Company’s Chief Executive Officer.”

2.    The second paragraph of the Offer Letter shall be amended, superseded and replaced in its entirety as follows:

“This letter is our formal offer of employment and requires your written acceptance. If our offer is acceptable to you, please countersign this offer letter below and return the signed copy to me. Your employment with the Company will then commence as of April 28, 2025 (the “Start Date”).”

This Amendment together with the Offer letter (and the Indemnification Agreement, Executive Severance Plan, Participation Agreement, Proprietary Information and Inventions Agreement and Mutual Arbitration Agreement referenced as part of the Offer Letter) constitute the complete agreement between you and the Company, contain all of the terms of your employment with the Company, and supersede any prior agreements, representations or understandings (whether written, oral or implied) between you and the Company.

This Amendment will be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law provisions thereof. This Amendment can only be amended or modified in a written agreement signed by both you and duly authorized officer of the Company (other than you).

If the above terms and conditions are acceptable to you, then please countersign this Amendment where indicated below and return it to us.

Sincerely,

Contineum Therapeutics, Inc.

/s/ Carmine Stengone
Carmine Stengone
President and Chief Executive Officer

I have read and accept this Amendment to my Offer Letter:

/s/ Tim Watkins
Tim Watkins

Dated: April 18, 2025